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                                                                Exhibit 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-1, of our report dated March 30, 2001, on the consolidated financial statements of UnitedGlobalCom, Inc. (now known as UGC Holdings, Inc.) and to all references to our firm included in this registration statement.


                                       ARTHUR ANDERSEN LLP


Denver, Colorado
February 12, 2002